EXHIBIT 99.1
Contacts:
Thad Trent
EVP Finance & Administration and CFO
(408) 943-2925

Ann Minooka
Vice President, Corporate Communications
(408) 456-1962
For Immediate Release
Cypress Reports First Quarter 2019 Results

SAN JOSE, Calif., April 25, 2019—Cypress Semiconductor Corporation (NASDAQ: CY), today announced its first quarter 2019 results with the following highlights:

•	$539.0 million in revenue, in line with guidance

•	GAAP and non-GAAP gross margins were 37.6% and 47.4%, respectively, and represent a 110 bps and 150 bps increase year-over-year

•	GAAP and Non-GAAP diluted EPS were $0.05 and $0.27, respectively, above the high-end of guidance

•	Closed the NAND JV to exit the business and increase focus on high-growth IoT and automotive end markets

"We delivered a solid first quarter with revenue, gross margin, and diluted EPS meeting or exceeding our guidance," said Hassane El-Khoury, Cypress’ president and chief executive officer. "Despite uncertain market conditions, Cypress’ world-class connect and compute solutions continue to gain strong momentum. Overall design activity increased 15%, led by Automotive and IoT, and in particular we saw strength in automotive platform wins for our new Traveo-II MCU during the quarter. With our focus on these high-growth markets, we remain committed to our Cypress 3.0 strategy while continuing to execute to our long-term financial model."

Revenue and earnings for the quarter are shown below with comparable periods:
(In thousands, except per-share data)

	GAAP			NON-GAAP[1]
	Q1 2019	Q4 2018	Q1 2018	Q1 2019	Q4 2018	Q1 2018
Revenue	$539,004	$604,474	$582,241	$539,004	$604,474	$582,241
Gross margin	37.6%	37.3%	36.5%	47.4%	47.8%	45.9%
Operating margin	5.9%	0.5%	6.1%	21.1%	24.5%	19.5%
Net income	$19,714	$267,114	$9,078	$102,104	$130,990	$100,296
Diluted EPS	$0.05	$0.72	$0.02	$0.27	$0.35	$0.27

1. See the "Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures" tables ("Non-GAAP Reconciliation Tables") included below.

REVENUE SUMMARY
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	March 31, 2019	December 30, 2018	April 1, 2018	Sequential Change	Year-over-year Change
Business Unit¹
MCD	$310,389	$355,793	$336,710	(12.8)%	(7.8)%
MPD	$228,615	$248,681	$245,531	(8.1)%	(6.9)%
Total	$539,004	$604,474	$582,241	(10.8)%	(7.4)%

	Three Months Ended
End Market	March 31, 2019	December 30, 2018	April 1, 2018
IoT	28.5%	31.5%	31.9%
Automotive	36.7%	35.5%	34.3%
Legacy	34.8%	33.0%	33.8%
Total	100%	100%	100%

1.
The Microcontroller and Connectivity Division ("MCD") includes microcontroller, wireless connectivity and USB products and the Memory Products Division ("MPD") includes RAM, Flash and AgigA Tech products.

SECOND QUARTER 2019 FINANCIAL OUTLOOK (1)

For the second quarter of 2019, Cypress estimates financial results as follows:

	GAAP	Non-GAAP
Revenue (2)	$515 million to $545 million
Gross Margin	37.0% - 37.5%	47.0% - 47.5%
Diluted EPS (3)	$(0.03) to $0.01	$0.22 to $0.26

1.	Our Q2 2019 outlook reflects our divestiture of the NAND flash business, which closed on April 1, 2019.

2.
For comparison purposes, Q1 2019 revenue would have been $507.9 million excluding the $31.1 million of revenue from the divested NAND flash business, and Q2 2018 revenue would have been $574.6 million excluding the $49.5 million of revenue from the divested NAND flash business.

3.
Our share of the NAND joint venture’s Q2 2019 income or loss will be recognized in our Statement of Operations within the line item "Share in net income (loss) of equity method investments." Our expected share of such income is included in our EPS outlook on a GAAP basis but is excluded from our EPS outlook on a non-GAAP basis.

A reconciliation of GAAP forward-looking estimates to non-GAAP forward-looking estimates is included in the Non-GAAP Reconciliation Tables at the end of this earnings report.

The timing and amount of certain material items, including restructuring charges, asset impairments, changes in value of deferred compensation assets and liabilities, impact of stock-based compensation from modification of equity awards, the tax impact of non-GAAP adjustments, and share in net income (loss) of equity method investments, which are needed to estimate forward-looking GAAP financial measures, are either inherently unpredictable or outside the control of the Company, and may have a significant impact on the Company’s financial results.

CONFERENCE CALL AND WEBCAST INFORMATION

Cypress will host its quarterly conference call on April 25, 2019 at 1:30 p.m. Pacific Daylight Time to discuss its first quarter 2019 results and outlook for the second quarter of 2019.

All interested parties may dial 517-308-9119 and provide the passcode "Cypress" to listen to the call. The event will be broadcast over the Internet and may be accessed through Cypress’ website at www.cypress.com/investors. The archived presentation will be available for at least two weeks immediately following the event.

FOLLOW CYPRESS ONLINE

Join the Cypress Developer Community 3.0, read our blog, follow us on Twitter, Facebook and LinkedIn, and watch Cypress videos on our Video Library or YouTube.

ABOUT CYPRESS

Cypress is a leader in advanced embedded solutions for the world’s most innovative automotive, industrial, smart home appliances, consumer electronics and medical products. Cypress’ microcontrollers, analog ICs, wireless and USB-based connectivity solutions and reliable, high-performance memories help engineers design differentiated products and get them to market first. Cypress is committed to providing customers with the best support and development resources on the planet enabling them to disrupt markets by creating new product categories. To learn more, go to www.cypress.com.

NON-GAAP FINANCIAL MEASURES
To supplement its condensed consolidated unaudited financial results presented in accordance with GAAP, Cypress uses the non-GAAP financial measures listed below, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in more detail below.

•	Non-GAAP gross profit;

•	Non-GAAP gross margin;

•	Non-GAAP cost of revenues;

•	Non-GAAP interest and other expense, net;

•	Non-GAAP research and development expenses;

•	Non-GAAP selling, general and administrative expenses;

•	Adjusted EBITDA;

•	Non-GAAP income tax provision (benefit);

•	Non-GAAP pre-tax profit;

•	Non-GAAP pre-tax profit margin;

•	Non-GAAP operating income (loss);

•	Non-GAAP operating margin;

•	Non-GAAP net income (loss);

•	Non-GAAP diluted earnings (loss) per share; and

•	Free cash flow.

Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of the Company's operations which, when viewed in conjunction with Cypress' GAAP results, provide a more comprehensive understanding of the various factors and trends affecting the Company's business and operations.

The Company presents non-GAAP financial measures because management uses these measures to analyze and assess the Company's financial results and to manage the business.

There are limitations in using non-GAAP financial measures, including those discussed below. Moreover, the Company’s non-GAAP measures may be calculated differently than the non-GAAP financial measures used by other companies. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement and should be viewed in conjunction with GAAP financial measures.

As presented in the Non-GAAP Reconciliation Tables in this press release, each of the non-GAAP financial measures (other than free cash flow) excludes one or more of the following items:

Acquisition-related charges: Acquisition-related charges are not factored into management's evaluation of Cypress' long-term performance after the completion of acquisitions. However, a limitation of non-GAAP measures that exclude acquisition-related charges is that these charges may represent payments that reduce the cash available to the Company for other purposes. Acquisition-related expenses primarily include:

•	Amortization of purchased intangibles, including purchased technology, patents, customer relationships, trademarks, backlog and non-compete agreements;

•	Amortization of step-up in value of inventory recorded as part of purchase price accounting; and

•
One-time charges associated with the completion of an acquisition including items such as contract termination costs, severance and other acquisition-related restructuring costs; costs incurred in connection with integration activities; and legal and accounting costs.

Stock-based compensation expense: Stock-based compensation expense relates primarily to employee stock options, restricted stock units, performance stock units and the employee stock purchase plan. Stock-based compensation expense is a non-cash expense that is affected by changes in market factors including the price of Cypress’ common shares, which are not within the control of management. In addition, the valuation of stock-based compensation is subjective, and the expense recognized by Cypress may be significantly different than the expense recognized by other companies for similar equity awards, which makes it difficult to assess Cypress’ results compared to its competitors. Accordingly, management excludes this item from its internal operating forecasts and models. However, a limitation of non-GAAP measures that exclude stock-based compensation expense is that they do not reflect the full costs of compensating employees.

Other adjustments: Other items are excluded from non-GAAP financial measures because management does not consider them to be related to the core operating activities and ongoing operating performance of Cypress. Excluding these items, which can vary significantly from quarter to quarter, allows management to better compare Cypress’ period-over-period performance. However, limitations of non-GAAP measures that exclude these items include that these adjustments are often subjective and such non-GAAP measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. Other adjustments primarily include:

•	Changes in value of deferred compensation plan assets and liabilities,

•	Investment-related gains or losses, including equity method investments,

•	Restructuring and related costs,

•	Loss on extinguishment of debt,

•	Amortization of debt issuance costs, discounts and imputed interest related to the equity component of convertible debt,

•	Asset impairments,

•	Tax effects of non-GAAP adjustments,

•
Income tax adjustment related to the use of the net operating loss, non-cash impact of not asserting indefinite reinvestment on earnings of our foreign subsidiaries, deferred tax expense not affecting taxes payable (i.e. release of valuation allowance), and non-cash expense (benefit) related to uncertain tax positions

•	Certain other expenses and benefits, and

•
Diluted weighted average shares non-GAAP adjustment - for purposes of calculating non-GAAP diluted earnings per share, the GAAP diluted weighted average shares outstanding is adjusted to include the impact of non-GAAP adjustments on the number of diluted shares underlying stock-based compensation awards and the impact of the capped call transactions related to the convertible notes.

Adjusted EBITDA: Adjusted EBITDA is calculated by adjusting net income (loss) attributable to Cypress to exclude (without duplication): interest expense, income tax provision, depreciation, amortization, equity in net loss of equity method investees, and the non-GAAP adjustments described above (acquisition related charges, stock-based compensation expense, and other adjustments). Commencing in the second quarter of 2018, Cypress reconciles adjusted EBITDA to GAAP net income rather than operating income; prior period reconciliation tables have been revised to conform to the current presentation. Adjusted EBITDA may be useful to management, investors and other users of our financial information because the exclusion of certain gains, losses, and expenses facilitates comparisons of Cypress' operating performance on a period to period basis. Adjusted EBITDA should not be considered as a measure of discretionary cash available to invest in the growth of the business. In addition, adjusted EBITDA should not be considered as a substitute for, or superior to net income attributable to Cypress, operating income, or diluted earnings per share, or other financial measures prepared in accordance with GAAP.

Free Cash Flow: Free cash flow is calculated as net cash provided by (used in) operating activities, less acquisition of property, plant and equipment, net (i.e., acquisition of property, plant and equipment less proceeds received from disposition of property, plant and equipment). We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by business operations, after deducting our net payments for acquisitions and dispositions of property and equipment, which cash can then be used for strategic opportunities or other business purposes including, among others, investing in the Company's business, repurchasing stock, making strategic acquisitions, repayment of debt, and strengthening the balance sheet. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Management compensates for this limitation by also relying on the net increase in cash and cash equivalents and restricted cash as presented in the Company’s condensed consolidated statements of cash flows prepared in accordance with GAAP which incorporates all cash movements during the period.

FORWARD-LOOKING STATEMENTS

Statements in this press release that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the future are forward-looking statements as such term is used in the Private Securities

Litigation Reform Act of 1995. We may use words such as "may," "will," "should," "plan," "anticipate," "believe," "expect," "future," "intend," "estimate," "predict," "potential," "continue" or similar expressions identify forward-looking statements. This press release includes, among others, forward-looking statements regarding our second quarter financial outlook (as well as the related GAAP to non-GAAP reconciling items). Our forward-looking statements are based on the expectations, beliefs, and intentions of, and the information available to, our executive management on the date of this press release. Forward-looking statements involve risks and uncertainties, and readers are cautioned not to place undue reliance on forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: potential tariffs and other disruptions in the international trade and investment environment; global economic and market conditions; our ability to execute on our Cypress 3.0 strategy and our margin improvement plan; risks related to paying down our indebtedness and meeting the covenants in our debt agreements; our efforts to retain and expand our customer base; business conditions and growth trends in the semiconductor market; competition; volatility in supply and demand for our products, including but not limited to the impact of seasonality on supply and demand; our ability to develop, introduce and sell new products and technologies; potential problems relating to our manufacturing activities; reliance on distributors, resellers, third-party manufacturers, and others; risks related to our "take or pay" agreements with certain vendors; the risk of defects, errors, or security vulnerabilities in our products; the impact of acquisitions; our ability to attract and retain key personnel; the unpredictability and expense of legal proceedings; and other risks and uncertainties described in the "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Quantitative and Qualitative Disclosures about Market Risk" sections in our most recent Annual Report on Form 10-K filing with the Securities and Exchange Commission which is available on our investor relations website at http://investors.cypress.com/financial-information/sec-filings. We assume no responsibility to update our forward-looking statements.

Cypress, the Cypress logo and PSoC are registered trademarks and Excelon, F-RAM and EZ-PD are trademarks of Cypress Semiconductor Corporation. ZipKey is a registered trademark of Cirrent, Inc. All other trademarks are property of their owners.

CYPRESS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2019	December 30, 2018

ASSETS
Cash, cash equivalents and short-term investments	$285,119	$285,720
Accounts receivable, net	266,374	324,274
Inventories	316,921	292,093
Assets held for sale	10,818	13,510
Property, plant and equipment, net	274,123	282,986
Goodwill and other intangible assets, net	1,812,452	1,864,340
Other assets	661,817	630,292
Total assets	$3,627,624	$3,693,215
LIABILITIES AND EQUITY
Accounts payable	$181,220	$210,715
Income tax liabilities	53,041	53,469
Revenue reserves, deferred margin and other liabilities	422,311	437,757
Revolving credit facility and long-term debt	851,279	874,235
Total liabilities	1,507,851	1,576,176
Total Cypress stockholders' equity	2,118,469	2,115,734
Non-controlling interest	1,304	1,305
Total equity	2,119,773	2,117,039
Total liabilities and equity	$3,627,624	$3,693,215

CYPRESS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
ON A GAAP BASIS
(In thousands, except per-share data)
(Unaudited)

	Three Months Ended
	March 31, 2019	December 30, 2018	April 1, 2018
Revenues	$539,004	$604,474	$582,241
Cost of revenue	336,595	379,264	369,849
Gross profit	202,409	225,210	212,392
Research and development	88,606	82,379	93,233
Selling, general and administrative	81,987	140,091	83,397
Total operating expenses	170,593	222,470	176,630
Operating income	31,816	2,740	35,762
Interest and other expense, net	(9,244)	(20,489)	(18,154)
Income before income taxes, share in net loss of equity method investee and non-controlling interest	22,572	(17,749)	17,608
Income tax provision	730	331,447	(5,057)
Share in net loss of equity method investee	(3,590)	(46,497)	(3,461)
Net income	19,712	267,201	9,090
Net gain attributable to non-controlling interests	2	(87)	(12)
Net income attributable to Cypress	$19,714	$267,114	$9,078
Net income per share attributable to Cypress:
Basic	$0.05	$0.74	$0.03
Diluted	$0.05	$0.72	$0.02
Cash dividend declared per share	$0.11	$0.11	$0.11
Shares used in net income per share calculation:
Basic	363,700	361,616	355,461
Diluted	373,131	369,638	370,592

CYPRESS SEMICONDUCTOR CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per-share data)
(Unaudited)

Table A: GAAP to non-GAAP reconciling items: Three Months Ended Q1 2019
	Cost of revenues	Research and development	Selling, general and administrative	Interest and other expense, net
GAAP [i]	$336,595	$88,606	$81,987	$(12,834)
[1] Stock-based compensation	2,684	6,680	11,031	—
[2] Changes in value of deferred compensation plan	471	2,204	2,259	(4,334)
[3] Loss on assets held for sale	2,017	—	1,515	—
[4] Share in net loss of equity method investees	—	—	—	3,590
[5] Imputed interest on convertible debt, equity component amortization on convertible debt and others	—	—	—	3,368
[6] Amortization of debt issuance costs	—	—	—	929
[7] Amortization of acquisition-related intangible assets and other	48,217	—	4,310	—
[8] Restructuring charges	(49)	—	98	—
[9] Other income and expenses	—	57	448	303
Non - GAAP [ii]	$283,255	$79,665	$62,326	$(8,978)
Impact of reconciling items [ii - i]	$(53,340)	$(8,941)	$(19,661)	$3,856

Table B: GAAP to non-GAAP reconciling items: Three Months Ended Q4 2018
	Cost of revenues	Research and development	Selling, general and administrative	Interest and other expense, net
GAAP [i]	$379,264	$82,379	$140,091	$(66,986)
[1] Stock-based compensation	3,842	6,395	9,166	—
[2] Changes in value of deferred compensation plan	(468)	(2,377)	(2,726)	5,401
[3] Loss on assets held for sale¹	10,869	—	65,722	—
[4] Share in net loss of equity method investees²	—	—	—	46,496
[5] Imputed interest on convertible debt, equity component amortization on convertible debt and others	—	—	—	3,338
[6] Amortization of debt issuance costs	—	—	—	908
[7] Amortization of intangible assets and other	49,583	—	4,310	—
[8] Litigation settlement and other	—	(309)	(159)	159
[9] Restructuring charges	135	944	437	—
Non - GAAP [ii]	$315,303	$77,726	$63,341	$(10,684)
Impact of reconciling items [ii - i]	$(63,961)	$(4,653)	$(76,750)	$56,302

1.	Relates to our entry into a definitive agreement to divest the NAND business

2.	Includes $41.5 million impairment charge recorded for the investment in Deca Technologies Inc.

Table C: GAAP to Non-GAAP reconciling items: Three Months Ended Q1 2018
	Cost of revenues	Research and development	Selling, general and administrative	Interest and other expense, net
GAAP [i]	$369,849	$93,233	$83,397	$(21,615)
[1] Stock-based compensation	3,584	6,713	8,161	—
[2] Changes in value of deferred compensation plan	61	272	350	(266)
[3] Share in net loss and impairment of equity method investees	—	—	—	3,461
[4] Imputed interest on convertible debt, equity component amortization on convertible debt and others	—	—	—	3,431
[5] Loss on extinguishment of convertible notes and debt issuance cost write off due to refinancing	—	—	—	3,258
[6] Amortization of debt issuance costs	—	—	—	1,073
[7] Amortization of acquisition-related intangible assets and other	49,438	—	5,150	—
[8] Restructuring charges and other	1,887	292	1,917	393
Non - GAAP [ii]	$314,879	$85,956	$67,819	$(10,265)
Impact of reconciling items [ii - i]	$(54,970)	$(7,277)	$(15,578)	$11,350

Table D: Non-GAAP gross profit	Three Months Ended
	Q1'19	Q4'18	Q1'18
GAAP gross profit	$202,409	$225,210	$212,392
Impact of reconciling items on cost of revenues (see Table A, B, C)	53,340	63,961	54,970
Non-GAAP gross profit	$255,749	$289,171	$267,362
GAAP gross margin (GAAP gross profit/revenue)	37.6%	37.3%	36.5%
Non-GAAP gross margin (Non-GAAP gross profit/revenue)	47.4%	47.8%	45.9%

Table E: Non-GAAP operating income	Three Months Ended
	Q1'19	Q4'18	Q1'18
GAAP operating income [i]	$31,816	$2,740	$35,762
Impact of reconciling items on cost of revenues (see Table A, B, C)	53,340	63,961	54,970
Impact of reconciling items on R&D (see Table A, B, C)	8,941	4,653	7,277
Impact of reconciling items on SG&A (see Table A, B, C)	19,661	76,750	15,578
Non-GAAP operating income [ii]	$113,758	$148,104	$113,587
Impact of reconciling items on operating income [ii - i]	$81,942	$145,364	$77,825
GAAP operating margin (GAAP operating income / revenue)	5.9%	0.5%	6.1%
Non-GAAP operating margin (Non-GAAP operating income / revenue)	21.1%	24.5%	19.5%

Table F: Non-GAAP pre-tax profit	Three Months Ended
	Q1'19	Q4'18	Q1'18
GAAP income (loss) before income taxes and non-controlling interest ("Pre-tax income")	$22,572	$(17,749)	$17,608
Share in net loss and impairment of equity method investees	(3,590)	(46,497)	(3,461)
Impact of reconciling items on operating income (see Table E)	81,942	145,364	77,825
Impact of reconciling items on interest and other expense, net (see Table A, B, C)	3,856	56,302	11,350
Non-GAAP pre-tax profit	$104,780	$137,420	$103,322
GAAP pre-tax profit margin (GAAP pre-tax income/revenue)	4.2%	(2.9)%	3.0%
Non-GAAP pre-tax profit margin (Non-GAAP pre-tax profit/revenue)	19.4%	22.7%	17.7%

Table G: Non-GAAP income tax expense	Three Months Ended
	Q1'19	Q4'18	Q1'18
GAAP income tax provision [i]	(730)	(331,447)	5,057
[1] Stock-based compensation	4,283	4,075	3,876
[2] Changes in value of deferred compensation plan	126	(36)	88
[3] Merger, integration, related costs and adjustments related to assets held for sale	—	57	—
[4] Share in net loss and impairment of equity method investees	754	9,764	727
[5] Imputed interest on convertible debt, equity component amortization on convertible debt and others	707	892	721
[6] Amortization of debt issuance costs	195	—	225
[7] Amortization of acquisition-related intangible assets and other	11,031	11,202	11,463
[8] Restructuring charges	21	318	860
[9] Other (income) and expenses	159	(6)	—
[10] Loss on extinguishment of convertible notes	742	16,084	684
[11] Uncertain tax positions	297	(3,945)	(1,362)
[12] Valuation allowance release, utilization of NOL including excess tax benefits, and others**	(14,907)	299,385	(19,325)
Non-GAAP income tax expense [ii]*	$2,678	$6,343	$3,014
Impact of reconciling items on income tax provision [i - ii]	(3,408)	(337,790)	2,043

*Tax impact of Non-GAAP adjustments is calculated by using the federal statutory rate of 21%.

** Other items include but are not limited to deferred tax expense not affecting income tax payable.

Table H: Non-GAAP net income
	Three Months Ended
	Q1'19	Q4'18	Q1'18
GAAP net income (loss) attributable to Cypress	$19,714	$267,114	$9,078
Impact of reconciling items on operating income (see Table E)	81,942	145,364	77,825
Impact of reconciling items on interest and other expense, net (see Table A, B, C)	3,856	56,302	11,350
Impact of reconciling items on income tax provision (see Table G)	(3,408)	(337,790)	2,043
Non-GAAP net income	$102,104	$130,990	$100,296

Table I: Weighted-average shares, diluted
	Three Months Ended
	Q1'19		Q4'18		Q1'18
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Weighted-average common shares outstanding, basic	363,700	363,700	361,616	361,616	355,461	355,461
Effect of dilutive securities:
Stock options, unvested restricted stock units and other	6,343	10,496	6,482	11,709	7,897	12,515
Convertible notes	3,088	1,634	1,540	1,540	7,234	4,750
Weighted-average common shares outstanding, diluted	373,131	375,830	369,638	374,865	370,592	372,726

Table J: Earnings per share
	Three Months Ended
	Q1'19		Q4'18		Q1'18
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Net income (see Table H) [i]	$19,714	$102,104	$267,114	$130,990	$9,078	$100,296
Weighted-average common shares outstanding, diluted (see Table I) [ii]	373,131	375,830	369,638	374,865	370,592	372,726
Earnings per share - diluted [i/ii]	$0.05	$0.27	$0.72	$0.35	$0.02	$0.27

Table K: Adjusted EBITDA
	Three Months Ended
	Q1'19	Q4'18	Q1'18
GAAP net income attributable to Cypress	$19,714	$267,114	$9,078
Interest and other expense, net	(9,244)	(20,489)	(18,154)
Income tax provision	730	331,447	(5,057)
Share in net loss of and impairment of equity method investees	(3,590)	(46,497)	(3,461)
Net gain (loss) attributable to non-controlling interests	2	(87)	(12)
GAAP operating income	$31,816	$2,740	$35,762
Impact of reconciling items on operating income (see Table E)	81,942	145,364	77,825
Non-GAAP operating income	$113,758	$148,104	$113,587
Depreciation	19,512	16,527	17,140
Adjusted EBITDA	$133,270	$164,631	$130,727

Table L: Free cash flow	Three Months Ended
	Q1'19	Q4'18	Q1'18
GAAP net cash provided by operating activities	$61,248	$142,215	$31,678
Acquisition of property, plant and equipment, net	(10,534)	(5,069)	(17,023)
Free cash flow	$50,714	$137,146	$14,655

CYPRESS SEMICONDUCTOR CORPORATION
SUPPLEMENTAL FINANCIAL DATA
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2019	December 30, 2018	April 1, 2018
Selected Cash Flow Data (Preliminary):
Net cash provided by operating activities	$61,248	$142,215	$31,678
Net cash (used in) provided by investing activities	$(4,376)	$(5,988)	$(14,173)
Net cash used in financing activities	$(57,473)	$(55,252)	$(62,348)
Other Supplemental Data (Preliminary):
Capital expenditures, net	$10,534	$5,069	$17,267
Depreciation	$19,512	$16,527	$17,140
Payment of dividend	$39,748	$39,772	$38,741
Dividend paid per share	$0.11	$0.11	$0.11
Total debt (principal amount)	$909,549	$935,838	$1,017,588
Leverage ratio¹	0.98	1.03	1.44
Cash Income Tax	2,678	6,343	3,014

1.	Total debt (principal amount) less cash / Last 12 months Adjusted EBITDA

CYPRESS SEMICONDUCTOR CORPORATION
RECONCILIATION OF GAAP FORWARDING-LOOKING ESTIMATES TO NON-GAAP FORWARD-
LOOKING ESTIMATES

	Q2 2019 Forward-looking Estimates (1)
	GAAP (A)	Adjustments (B)			Non-GAAP (C)=(A)+(B)
		Amortization of intangibles	Stock-based compensation expense	Other items
Gross margin	37.0% - 37.5%	9.0%	1.0%	0.0%	47.0% - 47.5%
Diluted earnings per share (2)	$(0.03) to $0.01	$0.14	$0.09	$0.02	$0.22 to $0.26

1.	Our Q2 2019 outlook reflects our divestiture of the NAND flash business, which closed on April 1, 2019.

2.
Our share of the NAND joint venture’s Q2 2019 income or loss will be recognized in our Statement of Operations within the line item "Share in net income (loss) of equity method investments." Our expected share of such income is included in our EPS outlook on a GAAP basis but is excluded from our EPS outlook on a non-GAAP basis (as part of the adjustment for "other items" above).

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